Exhibit 10.1

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (the “Agreement”) is made and executed this 5th day of March, 2008, by and between ClearPoint Business Resources, Inc., a Delaware corporation (the “Company”) and KOR Capital, LLC, a Florida limited liability company (“KOR”). The Company and KOR may be referred to herein each as a “Party” and collectively as the “Parties.”

B A C K G R O U N D

WHEREAS, the Company and KOR are parties to a Franchise Agreement – Management Agreement, dated August 30, 2007 (the “Franchise Agreement”); and

WHEREAS, the Company and KOR desire to mutually terminate the Franchise Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, terms and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and KOR, intending to be legally bound, hereby agree as follows:

1. Termination. The Company and KOR hereby terminate the Franchise Agreement in its entirety. All rights, duties, obligations, liabilities or other provisions of the Franchise Agreement that govern the Parties’ conduct after termination shall continue in effect according to their terms following termination including, but not limited to, Sections 5(e), 5(j), 5(m), 7 and 16 of the Franchise Agreement (the “Surviving Provisions”).

2. Release by the Company. The Company and its directors, officers, employees, subsidiaries, affiliates, agents, representatives, shareholders, successors and assigns (the “Company Releasing Parties”), hereby release, remise and forever discharge KOR and its directors, officers, employees, subsidiaries, affiliates, agents, representatives, shareholders, successors and assigns (the “KOR Released Parties”), from any and all claims, damages, losses, injuries, suits, debts, liabilities, sums of money, accounts, covenants, controversies, demands, actions, rights and causes of action of whatever kind or nature, at law or in equity, known or unknown, asserted or unasserted, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, accrued or unaccrued, made, brought, or which could have been made or brought, that the Company Releasing Parties may have had or may presently have, against the KOR Released Parties solely in connection with or pertaining to the Franchise Agreement; provided, however, nothing in this Section 2 shall operate to release any obligations of KOR arising under the Surviving Provisions.

3. Release by KOR. KOR and its directors, officers, employees, subsidiaries, affiliates, agents, representatives, shareholders, successors and assigns (the “KOR Releasing Parties”), hereby release, remise and forever discharge the Company and its directors, officers, employees, subsidiaries, affiliates, agents, representatives, shareholders, successors and assigns (the “Company Released Parties”), from any and all claims, damages, losses, injuries, suits, debts, liabilities, sums of money, accounts, covenants, controversies, demands, actions, rights and causes of action of whatever kind or nature, at law or in equity, known or unknown, asserted or unasserted, suspected or unsuspected, foreseen or unforeseen, anticipated or unanticipated, accrued or unaccrued, made, brought, or which could have been made or brought, that the KOR Releasing Parties may have had or may presently have, against the Company Released Parties solely in connection with or pertaining to the Franchise Agreement; provided, however, nothing in this Section 3 shall operate to release any obligations of the Company arising under the Surviving Provisions.

4. Miscellaneous

a. Effective Date. The provisions of this Agreement shall be effective as of February 18, 2008.

b. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to conflicts of laws principles or which party is deemed to have drafted this Agreement or any provision hereof.

c. Entire Agreement. This Agreement embodies the entire understanding of the parties and supersedes all prior understandings and agreements among the parties, written or oral. No modification or amendment of this Agreement shall be valid or binding unless such modification or amendment is in writing and is signed by each of the parties hereto.

d. Counterparts. This Agreement may be executed in counterparts, each of which shall be binding as of the date hereof, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Termination Agreement to be duly executed as of the day and year first set forth above.

COMPANY:

CLEARPOINT BUSINESS RESOURCES, INC.

By:	/s/ Michael Traina
Name:	Michael Traina
Title:	CEO

KOR:

KOR CAPITAL, LLC

By:	/s/ Kevin O’ Donnell
Name:	Kevin O’ Donnell
Title:	Member

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